EXHIBIT 99.1

Oxford: Owner of Tommy Bahama, Lilly Pulitzer and Southern Tide Reports Third Quarter Fiscal 2020 Results

--Strength in E-commerce in all Brands--
--Announces Exit of Legacy Lanier Apparel Business--
--Declares Dividend of $0.25 per share--

ATLANTA, Dec. 09, 2020 (GLOBE NEWSWIRE) -- Oxford Industries, Inc. (NYSE:OXM) today announced financial results for its third quarter of fiscal 2020, ended October 31, 2020. Consolidated net sales were $175 million compared to $241 million in the third quarter of fiscal 2019. For the third quarter of fiscal 2020, the Company reported a loss of $0.64 per share on a GAAP basis and an adjusted loss per share of $0.44. This compares with earnings per share of $0.10 on both a GAAP and adjusted basis in the third quarter of fiscal 2019.

The Company also announced its decision to exit the Lanier Apparel business, which is expected to be complete in the second half of fiscal 2021. The Company expects the wind down of Lanier Apparel to be cash flow positive.

The Company’s third quarter fiscal 2020 adjusted results exclude a $10 million pre-tax charge related to the Lanier Apparel exit as well as a LIFO accounting credit of $6 million, among other items.

Thomas C. Chubb III, Chairman and CEO, commented, “I am encouraged by our third quarter results as each of our branded businesses exceeded our internal plans.  During our historically smallest quarter of the year, our full price e-commerce business grew 51%, helping partially offset the headwinds in other channels due to COVID-19.  Our sustained digital success this year underscores the power of our brands and their strong consumer connections and is a great indication that our business is positioned for success in the post-pandemic environment.”

“Our priorities during much of fiscal 2020 have been focused on protecting our people and customers, supporting our brands, and preserving liquidity,” continued Mr. Chubb. “These have been basic and important defensive measures and we have executed well on all fronts. As we were carefully navigating this unprecedented environment, we also took steps to reinforce and build upon the strengths of Tommy Bahama, Lilly Pulitzer and Southern Tide, as well as our smaller brands like The Beaufort Bonnet Company and Duck Head. As our brands become more digitally-focused, mobile-centric, and omni-channel, they continue to add capabilities that create personalized and seamlessly integrated digital and bricks and mortar shopping experiences that serve our customers well. Key technology initiatives across the various businesses such as enhanced CRM tools, sophisticated enterprise order management capabilities, website re-design and improved SEO, enrich the customer experience and add efficiencies to our operations.”

“Through a series of acquisitions and divestitures over many years, Oxford has migrated from being a private label and licensed manufacturer servicing department stores and big box retailers, to owning a portfolio of compelling, direct to consumer lifestyle brands.  Throughout that time, our legacy Lanier Apparel business has been well run by an exceptional group of people.  That said, Lanier’s business model does not fit our long-term vision for the enterprise and the challenges presented by the pandemic have amplified the misalignment.  Exiting this business will result in a portfolio that is completely in synch with our strategy.  I want to personally thank the dedicated employees of Lanier Apparel for their contributions to Oxford over the years.”

Mr. Chubb concluded, “As they have throughout the year, our people continue to rise to the occasion. We look forward to a solid finish to this year and a return to profitability in fiscal 2021 and I am confident that we will emerge from this pandemic with a bright, long-term future.”

Third Quarter Fiscal 2020 Summary of Results

  Consolidated net sales decreased 27% in the third quarter of fiscal 2020 compared to the third quarter last year. Full price e-commerce sales grew 51% in the third quarter with growth in all the Company’s branded businesses. The growth in full-price e-commerce was offset by decreases in other channels of distribution.
   -- The Company, which temporarily closed its retail stores and restaurants in March, began a gradual reopening of locations in the second quarter. At the time of this release, substantially all stores and restaurants are open, but operating under varying degrees of restricted conditions for the safety of employees and customers.
  -- Full price retail sales and restaurant sales were 45% and 30% lower, respectively, and the wholesale channel decreased 37% year over year.
  -- Lilly Pulitzer’s e-commerce summer clearance event is typically a single event held in the third quarter in September. In 2020, this sale was separated into two events, one of which was held in the second quarter. As a result, Lilly Pulitzer’s e-commerce clearance event this September was 41% lower than last year, with the combined events 7% higher year over year.
  Gross margin was comparable with last year at 55%. Increased gross margin at Lilly Pulitzer and the impact of a favorable LIFO credit were offset by inventory markdown charges and decreased gross margin in the other businesses.
  SG&A decreased 15% or $21 million to $114 million as cost savings measures were taken, primarily related to employment costs and occupancy costs partially offset by $4 million of SG&A charges related to the exit of Lanier Apparel.
  The effective tax rate was a benefit of 25% compared to a charge of 34% in the third quarter of fiscal 2019.
  The Company reported a loss per share of $0.64 and, on an adjusted basis, a loss per share of $0.44.

Balance Sheet and Liquidity

Inventory decreased 4% to $149 million at the end of the third quarter compared to $154 million in the prior year.

As of October 31, 2020, the Company had a strong liquidity position with $53 million of cash and cash equivalents and $35 million of borrowings outstanding under its revolving credit agreement. Unused availability was $287 million at the end of the third quarter. In the prior year, the Company had $22 million of cash and cash equivalents and no borrowings outstanding.

The Company believes its strong liquidity position will satisfy ongoing cash requirements for the foreseeable future. These cash requirements generally consist of working capital and other operating activity needs, dividend payments, and capital expenditures, which are expected to be approximately $30 million in fiscal 2020.

Dividend

The Board of Directors declared a quarterly cash dividend of $0.25 per share, payable on January 29, 2021 to shareholders of record as of the close of business on January 15, 2021. The Company has paid dividends every quarter since it became publicly owned in 1960.

Fiscal 2020 Outlook

Due to the significant uncertainty created by the COVID-19 pandemic, the Company is not providing a financial outlook for fiscal 2020.

Conference Call

The Company will hold a conference call with senior management to discuss its financial results at 4:30 p.m. ET today. A live webcast of the conference call will be available on the Company’s website at www.oxfordinc.com. A replay of the webcast will be available on the Company’s website and will also be available by telephone through December 23, 2020 by dialing (412) 317-6671 access code 13713066.

About Oxford

Oxford Industries, Inc., a leader in the apparel industry, owns and markets the distinctive Tommy Bahama®, Lilly Pulitzer® and Southern Tide® lifestyle brands, as well as other owned brands. Oxford also produces certain licensed and private label apparel products in its Lanier Apparel business. Oxford's stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford's website at www.oxfordinc.com.

Basis of Presentation

All per share information is presented on a diluted basis.

Non-GAAP Financial Information

The Company reports its consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  To supplement these consolidated financial results, management believes that a presentation and discussion of certain financial measures on an adjusted basis, which exclude certain non-operating or discrete gains, charges or other items, may provide a more meaningful basis on which investors may compare the Company’s ongoing results of operations between periods.  These measures include adjusted earnings, adjusted earnings per share, adjusted gross profit, adjusted gross margin, adjusted SG&A, and adjusted operating income, among others.

Management uses these non-GAAP financial measures in making financial, operational and planning decisions to evaluate the Company’s ongoing performance. Management also uses these adjusted financial measures to discuss its business with investment and other financial institutions, its board of directors and others.  Reconciliations of these adjusted measures to the most directly comparable financial measures calculated in accordance with GAAP are presented in tables included at the end of this release.

Safe Harbor

This press release includes statements that constitute forward-looking statements within the meaning of the federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which typically are not historical in nature. We intend for all forward-looking statements contained herein, in our press releases or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such statements are subject to a number of risks, uncertainties and assumptions including, without limitation, the impact of the current coronavirus (COVID-19) pandemic, including uncertainties about its depth and duration (including resurgence), future store closures or other restrictions (including reduced hours and capacity) due to government mandates, and the effectiveness of store re-openings and reduction initiatives (including our ability to effectively renegotiate rent obligations), any or all of which may affect many of the following risks; demand for our products, which may be impacted by competitive conditions and/or evolving consumer shopping patterns; macroeconomic factors that may impact consumer discretionary spending for apparel and related products; the impact of any restructuring initiatives we may undertake in one or more of our business lines, including the process, timing, costs, uncertainties and effects of our announced exit of the Lanier Apparel business; costs of products as well as the raw materials used in those products; expected pricing levels; costs of labor; the timing of shipments requested by our wholesale customers; expected outcomes of pending or potential litigation and regulatory actions; changes in international, federal or state tax, trade and other laws and regulations, including the potential imposition of additional duties; the ability of business partners, including suppliers, vendors, licensees and landlords, to meet their obligations to us and/or continue our business relationship to the same degree in light of current or future financial stress, staffing shortages, liquidity challenges and/or bankruptcy filings exacerbated by the pandemic; weather; fluctuations and volatility in global financial markets; retention of and disciplined execution by key management; the timing and cost of store and restaurant openings and remodels, technology implementations and other capital expenditures; acquisition and disposition activities, including our ability to timely recognize expected synergies from acquisitions; access to capital and/or credit markets; the impact of the CARES Act and other legislation; changes in accounting standards and related guidance; and factors that could affect our consolidated effective tax rate, including estimated Fiscal 2020 taxable losses eligible for carry back to pre-U.S. Tax Reform periods. Forward-looking statements reflect our expectations at the time such forward-looking statements are made, based on information available at such time, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended February 1, 2020 under the heading "Risk Factors" and those described from time to time in our future reports filed with the SEC, including our Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2020. You should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made.  We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:	Anne M. Shoemaker
Telephone:	(404) 653-1455
E-mail:	InvestorRelations@oxfordinc.com

Oxford Industries, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par amounts)
(unaudited)
	October 31,	November 2,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$53,071	$21,568
Receivables, net	39,513	64,593
Inventories, net	148,740	154,229
Prepaid expenses and other current assets	21,139	28,438
Total Current Assets	$262,463	$268,828
Property and equipment, net	178,029	190,537
Intangible assets, net	156,464	175,298
Goodwill	23,857	66,594
Operating lease assets	238,259	287,977
Other assets, net	42,945	23,850
Total Assets	$902,017	$1,013,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$52,177	$60,708
Accrued compensation	17,947	21,560
Current portion of operating lease liabilities	62,839	49,901
Accrued expenses and other liabilities	43,426	31,949
Total Current Liabilities	$176,389	$164,118
Long-term debt	34,802	—
Non-current portion of operating lease liabilities	244,970	293,775
Other liabilities	18,394	17,365
Deferred income taxes	8,516	21,010
Commitments and contingencies	—	—
Shareholders’ Equity
Common stock, $1.00 par value per share	16,884	17,040
Additional paid-in capital	154,103	147,448
Retained earnings	252,392	357,768
Accumulated other comprehensive loss	(4,433)	(5,440)
Total Shareholders’ Equity	$418,946	$516,816
Total Liabilities and Shareholders’ Equity	$902,017	$1,013,084

Oxford Industries, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	Third Quarter		First Nine Months
	Fiscal 2020	Fiscal 2019	Fiscal 2020	Fiscal 2019
Net sales	$175,135	$241,221	$527,466	$825,194
Cost of goods sold	78,866	108,241	232,386	346,620
Gross profit	$96,269	$132,980	$295,080	$478,574
SG&A	113,537	134,231	352,201	417,448
Impairment of goodwill and intangible assets	—	—	60,452	—
Royalties and other operating income	3,550	3,845	10,349	11,469
Operating (loss) income	$(13,718)	$2,594	$(107,224)	$72,595
Interest expense, net	339	81	1,673	1,171
(Loss) earnings before income taxes	$(14,057)	$2,513	$(108,897)	$71,424
Income tax (benefit) provision	(3,453)	845	(25,422)	18,263
Net (loss) earnings	$(10,604)	$1,668	$(83,475)	$53,161

Net (loss) earnings per share:
Basic	$(0.64)	$0.10	$(5.04)	$3.17
Diluted	$(0.64)	$0.10	$(5.04)	$3.15
Weighted average shares outstanding:
Basic	16,568	16,773	16,576	16,748
Diluted	16,568	16,934	16,576	16,896
Dividends declared per share	$0.25	$0.37	$0.75	$1.11

Oxford Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	First Nine Months
	Fiscal 2020	Fiscal 2019
Cash Flows From Operating Activities:
Net (loss) earnings	$(83,475)	$53,161
Adjustments to reconcile net earnings (loss) to cash flows from operating activities:
Depreciation	33,389	29,301
Amortization of intangible assets	834	878
Impairment of goodwill and intangible assets	60,452	—
Equity compensation expense	5,626	5,698
Amortization of deferred financing costs	258	298
Deferred income taxes (benefit) expense	(8,024)	2,370
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	19,737	4,559
Inventories, net	3,716	6,203
Prepaid expenses and other current assets	4,275	(2,348)
Current liabilities	(747)	(27,479)
Other balance sheet changes	(13,364)	2,565
Cash provided by operating activities	$22,677	$75,206
Cash Flows From Investing Activities:
Purchases of property and equipment	(21,916)	(26,877)
Other investing activities	(3,000)	—
Cash used in investing activities	$(24,916)	$(26,877)
Cash Flows From Financing Activities:
Repayment of revolving credit arrangements	(222,896)	(122,241)
Proceeds from revolving credit arrangements	257,698	109,248
Deferred financing costs paid	—	(952)
Repurchase of common stock	(18,053)	—
Proceeds from issuance of common stock	1,097	1,307
Repurchase of equity awards for employee tax withholding liabilities	(1,870)	(2,453)
Cash dividends declared and paid	(12,706)	(18,908)
Other financing activities	(459)	(1,033)
Cash provided by (used in) financing activities	$2,811	$(35,032)
Net change in cash and cash equivalents	$572	$13,297
Effect of foreign currency translation on cash and cash equivalents	39	(56)
Cash and cash equivalents at the beginning of year	52,460	8,327
Cash and cash equivalents at the end of the period	$53,071	$21,568

Oxford Industries, Inc.
Reconciliations of Certain Non-GAAP Financial Information
(in millions, except per share amounts)
(unaudited)
	Third Quarter			First Nine Months
AS REPORTED	Fiscal 2020	Fiscal 2019	% Change	Fiscal 2020	Fiscal 2019	% Change
Tommy Bahama
Net sales	$94.9	$127.0	(25.3)%	$277.1	$480.6	(42.3)%
Gross profit	$56.4	$76.5	(26.2)%	$161.7	$294.5	(45.1)%
Gross margin	59.5%	60.2%		58.3%	61.3%
Operating (loss) income	$(7.2)	$(7.7)	NM	$(43.3)	$30.7	NM
Operating margin	(7.6)%	(6.1)%		(15.6)%	6.4%
Lilly Pulitzer
Net sales	$53.7	$71.7	(25.0)%	$176.7	$219.8	(19.6)%
Gross profit	$32.8	$41.0	(19.8)%	$108.6	$138.3	(21.5)%
Gross margin	61.1%	57.2%		61.4%	62.9%
Operating (loss) income	$5.3	$11.0	(52.1)%	$25.7	$46.7	(45.0)%
Operating margin	9.8%	15.3%		14.5%	21.2%
Lanier Apparel(1)
Net sales	$10.8	$28.8	(62.4)%	$30.0	$75.4	(60.2)%
Gross profit	$(5.0)	$8.2	NM	$(0.6)	$21.2	NM
Gross margin	(46.0)%	28.5%		(1.9)%	28.2%
Operating (loss) income	$(12.5)	$2.0	NM	$(21.3)	$3.7	NM
Operating margin	(115.6)%	6.9%		(70.9)%	5.0%
Southern Tide
Net sales	$10.0	$9.1	10.1%	$27.1	$35.7	(24.0)%
Gross profit	$3.4	$4.4	(22.2)%	$7.9	$17.7	(55.1)%
Gross margin	34.1%	48.3%		29.2%	49.5%
Operating (loss) income	$(0.5)	$0.5	NM	$(64.8)	$4.9	NM
Operating margin	(4.6)%	5.8%		(238.8)%	13.7%
Corporate and Other(1)
Net sales	$5.7	$4.7	21.5%	$16.5	$13.7	20.5%
Gross profit	$8.6	$3.0	NM	$17.4	$6.9	NM
Operating loss	$1.2	$(3.2)	NM	$(3.5)	$(13.4)	NM
Consolidated
Net sales	$175.1	$241.2	(27.4)%	$527.5	$825.2	(36.1)%
Gross profit	$96.3	$133.0	(27.6)%	$295.1	$478.6	(38.3)%
Gross margin	55.0%	55.1%		55.9%	58.0%
SG&A	$113.5	$134.2	(15.4)%	$352.2	$417.4	(15.6)%
SG&A as % of net sales	64.8%	55.6%		66.8%	50.6%
Operating (loss) income	$(13.7)	$2.6	NM	$(107.2)	$72.6	NM
Operating margin	(7.8)%	1.1%		(20.3)%	8.8%
(Loss) earnings before income taxes	$(14.1)	$2.5	NM	$(108.9)	$71.4	NM
Net (loss) earnings	$(10.6)	$1.7	NM	$(83.5)	$53.2	NM
Net (loss) earnings per diluted share	$(0.64)	$0.10	NM	$(5.04)	$3.15	NM
Weighted average shares outstanding - diluted	16.6	16.9	(2.2)%	16.6	16.9	(1.9)%

	Third Quarter			First Nine Months
ADJUSTMENTS	Fiscal 2020	Fiscal 2019	% Change	Fiscal 2020	Fiscal 2019	% Change
LIFO adjustments(2)	$(5.6)	$(0.0)		$(9.3)	$0.8
Lanier Apparel exit charges in cost of goods sold(3)	$6.4	$0.0		$6.4	$0.0
Amortization of Lilly Pulitzer Signature Store intangible assets(4)	$0.1	$0.1		$0.2	$0.2
Lanier Apparel exit charges in SG&A(5)	$3.7	$0.0		$3.7	$0.0
Lanier Apparel intangible asset impairment charge(6)	$0.0	$0.0		$0.2	$0.0
Amortization of Southern Tide intangible assets(7)	$0.1	$0.1		$0.2	$0.2
Southern Tide impairment charge(8)	$0.0	$0.0		$60.2	$0.0
Tommy Bahama Japan charges(9)	$0.0	$0.0		$0.0	$0.6
Impact of income taxes(10)	$(1.3)	$(0.0)		$(10.4)	$(0.4)
Adjustment to net earnings(11)	$3.3	$0.1		$51.3	$1.5
AS ADJUSTED
Tommy Bahama
Net sales	$94.9	$127.0	(25.3)%	$277.1	$480.6	(42.3)%
Gross profit	$56.4	$76.5	(26.2)%	$161.7	$294.5	(45.1)%
Gross margin	59.5%	60.2%		58.3%	61.3%
Operating (loss) income	$(7.2)	$(7.7)	NM	$(43.3)	$31.3	NM
Operating margin	(7.6)%	(6.1)%		(15.6)%	6.5%
Lilly Pulitzer
Net sales	$53.7	71.7	(25.0)%	$176.7	$219.8	(19.6)%
Gross profit	$32.8	41.0	(19.8)%	$108.6	$138.3	(21.5)%
Gross margin	61.1%	57.2%		61.4%	62.9%
Operating (loss) income	$5.3	11.1	(51.8)%	$25.9	$46.9	(44.9)%
Operating margin	9.9%	15.4%		14.6%	21.3%
Lanier Apparel(1)
Net sales	$10.8	$28.8	(62.4)%	$30.0	$75.4	(60.2)%
Gross profit	$1.4	$8.2	(82.5)%	$5.8	$21.2	(72.5)%
Gross margin	13.3%	28.5%		19.4%	28.2%
Operating (loss) income	$(2.4)	$2.0	NM	$(10.9)	$3.7	NM
Operating margin	(22.1)%	6.9%		(36.5)%	5.0%
Southern Tide
Net sales	$10.0	$9.1	10.1%	$27.1	$35.7	(24.0)%
Gross profit	$3.4	$4.4	(22.2)%	$7.9	$17.7	(55.1)%
Gross margin	34.1%	48.3%		29.2%	49.5%
Operating (loss) income	$(0.4)	$0.6	NM	$(4.3)	$5.1	NM
Operating margin	(3.9)%	6.6%		(16.0)%	14.3%
Corporate and Other(1)
Net sales	$5.7	$4.7	21.5%	$16.5	$13.7	20.5%
Gross profit	$2.9	$2.9	NM	$8.1	$7.7	NM
Operating loss	$(4.5)	$(3.2)	NM	$(12.8)	$(12.6)	NM
Consolidated
Net sales	$175.1	$241.2	(27.4)%	$527.5	$825.2	(36.1)%
Gross profit	$97.0	$132.9	(27.0)%	$292.2	$479.4	(39.0)%
Gross margin	55.4%	55.1%		55.4%	58.1%
SG&A	$109.7	$134.1	(18.2)%	$348.1	$416.4	(16.4)%
SG&A as % of net sales	62.6%	55.6%		66.0%	50.5%
Operating (loss) income	$(9.1)	$2.7	NM	$(45.5)	$74.5	NM
Operating margin	(5.2)%	1.1%		(8.6)%	9.0%
(Loss) earnings before income taxes	$(9.4)	$2.6	NM	$(47.2)	$73.3	NM
Net (loss) earnings	$(7.3)	$1.8	NM	$(32.1)	$54.7	NM
Net (loss) earnings per diluted share	$(0.44)	$0.10	NM	$(1.94)	$3.24	NM

	Third Quarter	Third Quarter	First Nine Months
	Fiscal 2020	Fiscal 2019	Fiscal 2020	Fiscal 2019
	Actual	Actual	Actual	Actual
Net (loss) earnings per diluted share:
GAAP basis	$(0.64)	$0.10	$(5.04)	$3.15
LIFO adjustments(12)	(0.25)	0.00	(0.39)	0.04
Amortization of recently acquired intangible assets(13)	0.01	0.01	0.02	0.02
Impairment of goodwill and intangible assets(14)	0.00	0.00	3.02	0.00
Lanier Apparel exit charges(15)	0.45	0.00	0.45	0.00
Tommy Bahama Japan charges(16)	0.00	0.00	0.00	0.03
As adjusted(11)	$(0.44)	$0.10	$(1.94)	$3.24

(1) As of the First Quarter of Fiscal 2020, the Duck Head(R) operations are included in Corporate and Other, whereas the operations were previously included in Lanier Apparel. Lanier Apparel and Corporate and Other amounts for prior periods have been restated to conform to the current period presentation. During the full year of Fiscal 2019, Duck Head net sales and operating loss were $2.0 million and $0.5 million, respectively.
(2) LIFO adjustments represents the impact on cost of goods sold resulting from LIFO accounting adjustments. These adjustments are included in Corporate and Other.
(3) Lanier Apparel exit charges in cost of goods sold relate to the Third Quarter of Fiscal 2020 decision to exit the Lanier Apparel business, which is expected to be completed during the Second Half of Fiscal 2021. These charges consist of inventory markdowns and charges related to the Merida manufacturing facility, which ceased operations in the Third Quarter of Fiscal 2020. These charges are included in cost of goods sold in Lanier Apparel.
(4) Amortization of Lilly Pulitzer Signature Store intangible assets represents the amortization related to the intangible assets acquired as part of Lilly Pulitzer's acquisition of certain Lilly Pulitzer Signature Stores. These charges are included in SG&A in Lilly Pulitzer.
(5) Lanier Apparel exit charges in SG&A relate to the Third Quarter of Fiscal 2020 decision to exit the Lanier Apparel business, which is expected to be completed during the Second Half of Fiscal 2021. These charges consist of operating lease asset impairment charges, employee charges, and fixed asset impairment charges in the Third Quarter of Fiscal 2020. These charges are included in SG&A in Lanier Apparel.
(6) Lanier Apparel intangible asset impairment charge represents the impairment related to a trademark acquired in a prior year. This charge is included in impairment of goodwill and intangible assets in Lanier Apparel.
(7) Amortization of Southern Tide intangible assets represents the amortization related to the customer relationship intangible assets acquired as part of the Southern Tide acquisition. These charges are included in SG&A in Southern Tide.
(8) Southern Tide impairment charge represents the impairment related to goodwill and intangible assets related to Southern Tide. This charge is included in impairment of goodwill and intangible assets in Southern Tide.
(9) Tommy Bahama Japan charges represents the impact of the restructuring and exit of the Tommy Bahama Japan operations. These charges are included in SG&A in Tommy Bahama.
(10) Impact of income taxes represents the estimated tax impact of the above adjustments based on the estimated effective tax rate on current year earnings in the respective jurisdiction.
(11) Amounts in columns may not add due to rounding.
(12) LIFO adjustments represents the impact, net of income taxes, on net (loss) earnings per diluted share resulting from LIFO accounting adjustments. No estimate for LIFO accounting adjustments is reflected in the guidance for any future periods.
(13) Amortization of recently acquired intangible assets represents the impact, net of income taxes, on net (loss) earnings per diluted share resulting from the amortization of intangible assets acquired as part of the Lilly Pulitzer Signature Store and Southern Tide acquisitions.
(14) Impairment of goodwill and intangible assets represents the impact, net of income taxes, on net (loss) earnings per diluted share resulting from the impairment charges in Southern Tide and Lanier Apparel. Due to the non-deductibility of $18 million of Southern Tide goodwill amounts, the effective tax rate on these impairment charges for goodwill and intangible assets was 17%.
(15) Lanier Apparel exit charges represents the impact, net of income taxes, on net (loss) earnings per diluted share resulting from the Third Quarter of Fiscal 2020 decision to exit the Lanier Apparel business in the Second Half of Fiscal 2021.
(16) Tommy Bahama Japan charges represents the impact, net of income taxes, on net (loss) earnings per diluted share of the restructuring and exit of the Tommy Bahama Japan operations.

	Location Count
	Beginning of Year	End of Q1	End of Q2	End of Q3	End of Q4
Fiscal 2020
Tommy Bahama
Full-price retail store	111	110	107	106	—
Retail-restaurant	16	18	19	19	—
Outlet	35	35	35	35	—
Total Tommy Bahama	162	163	161	160	—
Lilly Pulitzer	61	61	59	59	—
Southern Tide	1	1	2	3	—
Oxford Total	224	225	222	222	—
Fiscal 2019
Tommy Bahama
Full-price retail store	113	113	113	111	111
Retail-restaurant	17	17	17	17	16
Outlet	37	37	37	37	35
Total Tommy Bahama	167	167	167	165	162
Lilly Pulitzer	62	63	63	63	61
Southern Tide	—	—	—	—	1
Oxford Total	229	230	230	228	224